No. A-1

                                                                       Exhibit 1

                                    FORM OF

                                     WARRANT

                                   TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                 MEDAMICUS, INC.


         MedAmicus, Inc., a Minnesota corporation (the "Company") hereby agrees that, for value received, Summit Investment Corporation, or assigns, is entitled, subject to the terms set forth herein, to purchase from the Company at any time or from time to time after the date hereof and before 5:00 p.m., Minneapolis, Minnesota time, on January 21, 1999, ________ shares of Common Stock of the Company, subject to adjustment in the number of such shares as set forth herein, at a price per share of $3.90.

         1. Definitions. The following terms when used in this Warrant will have the following meanings:

         "Act" shall mean the United States Securities Act of 1933.

         "Common Stock" is the authorized $0.01 par value common shares of the Company.

         "Holder" is the registered holder of this Warrant.

         "Holders" are all of the registered holders of the Warrants.

         "Offering Circular" shall mean an offering circular filed pursuant to Regulation A promulgated under the Securities Act of 1933.

         "Registration Statement" shall mean a registration statement filed under the Securities Act of 1933.

         "SEC" shall mean the Securities and Exchange Commission.

         "Warrant" shall mean the warrant evidenced by this document.

         "Warrants" shall mean all warrants to purchase an aggregate of 107,000 shares of Common Stock issued as of May 13, 1996, of which this Warrant is a part, and designated by a number preceded by the letter "A".

         2. Exercise of Warrant. Subject to restrictions which may be set forth herein, the purchase rights exercisable under this Warrant may be exercised, in whole or in part, as follows:

                  (a) by the Holder surrendering this Warrant to the Company at its principal office, accompanied by a duly executed Exercise Form attached hereto and payment, in cash or by certified or bank check payable to the order of the Company, of the purchase price payable in respect of the Common Stock being purchased.

                  (b) by the Holder surrendering this Warrant to the Company at its principal office accompanied by a Cashless Exercise Form attached hereto (a "Cashless Exercise"). In the event of a Cashless Exercise, the Holder may exchange this Warrant for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock exercisable under the portion of the Warrant being exchanged for Common Stock (including the number of shares being acquired in such exchange) by a fraction, the numerator of which shall be the amount by which the then current market price per share of Common Stock exceeds the Exercise Price, and the denominator of which shall be the market price. For purposes of any computation under this Section 2(b), the then current market price per share of Common Stock at any date shall be deemed to be the last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

                  (c) If less than all of the Common Stock purchasable under this Warrant is purchased, the Company will, upon such exercise, execute and deliver to the Holder a new warrant (dated the date thereof) evidencing the number of shares of the Common Stock not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the Holder, or as such Holder may direct, a certificate or certificates representing the shares purchased. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

                           "The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Warrant to Purchase Shares of Common Stock dated ___________________, 1996, issued by MedAmicus, Inc.
                           a copy of which is available for inspection at the offices of MedAmicus, Inc. Transfer may not be made except in accordance with the terms of the Warrant. In addition, no sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such Act is then in fact applicable to such shares."

This Warrant must be exercised with respect to at least 500 shares of the Common Stock purchasable hereunder, unless a lessor number of shares of Common Stock then remain exercisable, in which case it must be exercised with respect to such lessor number.

         3. Transferability; Negotiability. This Warrant may only be sold, assigned, hypothecated or otherwise transferred subject to the terms of this
Section 3 and Section 5 hereof. This Warrant is issued upon the following terms, to which each taker or owner hereof consents and agrees:

                  (a) Subject to the subparagraph (b) below, any person in possession of this Warrant properly endorsed, is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a Holder in due course. Each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such Holder in due course, and every such Holder in due course shall acquire absolute title hereto and to all rights represented hereby.

                  (b) Until this Warrant is transferred on the books of the Company, the Company may treat the Holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

         4.       Adjustment of Purchase Price; Reorganization.

                  (a) In case the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock.

                  (b) No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company.

                  (c) In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation or merger, the Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant had the Warrant been exercised. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

                  (d) When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price; and

                           (i) Prepare and retain on file a statement describing
                  in reasonable detail the method used in arriving at the new exercise price; and

                           (ii) Cause a copy of such statement to be mailed to
                  the Holder as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

         5. Investment Intent. The issuance of the shares of Common Stock issuable upon exercise of the Warrant has not been registered under the Act or any applicable state law. The Warrant is issued to the Holder on the condition that the Warrant and any Common Stock purchased upon exercise of the Warrant (excepting Common Stock for which a Notification under Regulation A or a Registration Statement has been filed and declared effective and for which such exercise may be effected pursuant to registration or an exemption from registration under any applicable state law) are or will be purchased for investment purposes and not with an intent to distribute the same. Prior to making any disposition of the Warrant or of any Common Stock purchased upon exercise of the Warrant, the Holder will give written notice to the Company describing briefly the manner of any such proposed disposition. The Holder will not make any such disposition, until and unless (i) the Company has notified him that, in the opinion of its counsel, registration under the Act and any applicable state law is not required with respect to such disposition, or (ii) a Notification under Regulation A or a Registration Statement covering the proposed distribution has been filed by the Company and has become effective and applicable state laws relating to registration are complied with. Upon receipt of written notice from the Holder with respect to such proposed distribution, the Company will use its best efforts, in consultation with the Holder's counsel, to ascertain as soon as possible whether or not registration is required, and will advise the Holder promptly with respect thereto.

         6.       Registration Upon Request.

                  (a) Upon written request of the Holder as provided hereunder given prior to January 21, 1999, the Company will, on a one time basis after (six months), promptly proceed to file a Registration Statement or, at the Holder's election, an Offering Circular pursuant to Regulation A under the Securities Act of 1933, covering the offering and sale of the Common Stock purchased or purchasable by the Holder under the terms of this Warrant, at the Holder's option, (i) by the Company to the Holder, and/or (ii) by the Holder in a public distribution as described in the request. At the earliest possible date following such request the Company will diligently proceed to use its best efforts to (x) have such Registration Statement or Offering Circular become effective with the SEC, and (y) have such Common Stock, or the offer and sale thereof, registered or qualified in such states as may be reasonably requested by the Holder. The Company will provide Holder's counsel with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such Registration Statement or Offering Circular.

                  (b) Notwithstanding anything to the contrary herein, and except where the Company in its sole discretion otherwise permits, no request under this Section 6 shall be effective unless made in writing by any one or more of the Holders of the Warrants (and/or shares of Common Stock issued upon exercise of such Warrants) covering more than 55,000 shares of the Common Stock (subject to adjustment as provided in Section 4 hereof). Upon effectiveness of a Registration Statement or Offering Circular which covers the offer and sale of the shares of Common Stock purchased or purchasable upon the exercise of this Warrant in accordance with a valid request by Holders of the Warrants under this Section 6, the rights under this Warrant of any and all Holders to make such request or election shall terminate. The Company will mail to the record Holder, at the last known post office address, written notice of any exercise of the rights granted under this Section 6, by certified mail, and each Holder shall have thirty (30) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such Holder wishes to join in such exercise. Each purchaser or transferee of a portion of this Warrant is responsible to determine whether his rights under this Section 6 have been terminated by such an exercise. Any Warrants issued upon transfers subsequent to such an exercise shall have all of the provisions under this Section 6 deleted.

         7. Inclusion in Registration Statement. If prior to January 21, 1999, the Company shall propose to file a Registration Statement (other than on Forms S-4 or S-8, or any other similarly inappropriate form) under the Act covering a public offering of the Company's Common Stock, it will notify the Holder at least thirty (30) days prior to such filing and will include in the Registration Statement and in any application to register or qualify Common Stock under state securities laws (to the extent permitted by applicable regulation), the Common Stock purchased or purchasable by the Holder upon the exercise of the Warrant, at the Holder's option, (i) by the Company to the Holder, and/or (ii) by the Holder in a public distribution, to the extent requested by the Holder, but, in any event, with respect to not less than twenty percent (20%) of the shares of Common Stock purchasable by the Holder upon exercise of the Warrant. Notwithstanding the foregoing, the Company need not include the Common Stock so purchased or purchasable in any such Registration Statement if the principal underwriter with respect to such proposed public offering determines in writing, and has a reasonable basis for determining, that such inclusion would be inadvisable or detrimental to the success of that offering. The Company will provide Holder's counsel with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of the Registration Statement. If the Registration Statement filed pursuant to such thirty (30) day notice has not become effective within six months following the date such notice is given to the Holder, the Company must again notify such Holder in the manner provided above. The obligations of the Company to include the shares purchased or purchasable under the Warrant in a Registration Statement pursuant to this
Section 7, shall terminate if on the last day on which this Warrant may be exercised, the Company would not have been obligated to provide the Holder with thirty (30) days notice as provided in this Section 7.

         8. Registration - General Provisions.

                  (a) In the event Common Stock owned by the Holder is included in a Registration Statement as provided in Section 6 or Section 7, the Company will furnish the Holder with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof, provided that the Company need not maintain the effectiveness of any Registration Statement filed by the Company, more than nine (9) months following the effective date thereof.

                  (b) In the case of the filing of any Registration Statement, and to the extent permissible under the Act and controlling precedent thereunder, the obligations of the Company under Section 6 and Section 7 shall be subject to (i) the Holder entering into cross indemnification agreements with the Company and, if requested and applicable, the underwriter(s) named in such Registration Statement, in customary scope covering the accuracy and completeness of the information furnished by each and (ii) the Holder agreeing to cooperate with the Company in the preparation and filing of any such Registration Statement.

                  (c) The Company shall pay all Registration Expenses (as defined below) in connection with the inclusion of Common Stock in any Registration Statement or Offering circular, or application to register or qualify Common Stock under state securities laws, filed by the Company under Section 6 or 7, other than as set forth herein. For purposes of this Agreement, the term "Registration Expenses" means the filing fees payable to the SEC, any state agency and the National Association of Securities Dealers, Inc.; the fees and expenses of the Company's legal counsel and independent certified public accountants in connection with the preparation and filing of the Registration Statement or Offering Circular (and all amendments and supplements thereto) with the SEC (provided that fees and expenses relating to the Company's independent public accountants shall be limited to the fees and expenses relating to (i) audited financial statements which are dated as of the end of the Company's fiscal year, (ii) unaudited financial statements which are dated as of the end of any fiscal quarter of the Company, and (iii) audited or unaudited financial statements otherwise prepared or required to be prepared by the Company for its own business or regulatory compliance purposes); and all expenses relating to the printing of the Registration Statement, Offering Circular, prospectuses and various agreements executed in connection with the Registration Statement or Offering Circular. The Holder will pay the fees and expenses of any legal counsel Holder may engage, as well as Holder's proportionate share of (i) any commissions or expense allowances which may be payable to any underwriter, and (ii) any filing fees payable with respect to the registration or qualification of the Holder's Common Stock with any state administrative agency as requested by the Holder pursuant to Section 6 or 7.

         9. Notices. The Company shall mail to the registered Holder of the Warrant, at his last post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (i) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription rights, or (ii) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon. Notwithstanding such notice requirements, until exercise and payment therefor, any Holder shall not be deemed a shareholder of the Company with respect to shares of Common Stock underlying this Warrant.

         10. Reservation of Common Stock. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

         11. Miscellaneous. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act of deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder against dilution.

         Upon written request of the Holder, the Company will promptly provide such Holder with a then current written list of the names and addresses of all Holders of Warrants originally issued under the terms of, and concurrent with, this Warrant.

         The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "Holder" includes the immediate Holder of shares of Common Stock purchased on the exercise of this Warrant.

         All shares of Common Stock or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and nonassessable.

         IN WITNESS WHEREOF, this Warrant has been duly executed by MedAmicus, Inc. as of the ______ day of ________________, 1996.

                                        MEDAMICUS, INC.


                                        By       ______________________________
                                                 Its President



                                  EXERCISE FORM

      (To Be Signed Only Upon Exercise Of Warrant Pursuant To Section 2(a))


TO MEDAMICUS, INC.:

         The undersigned Holder hereby irrevocably elects to exercise the purchase right represented by the accompanying Warrant No. ______ for, and to purchase thereunder, *___________________ shares of the Common Stock and herewith makes payment of $________________ therefor.

         Please issue a certificate for such Common Stock in the name of:

         Name __________________________________________________________________

         Address _______________________________________________________________



         Social Security No. ___________________________________________________



         Signature _____________________________________________________________
                   (Signature must correspond in all respects with the name of the Holder appearing on the face of this Warrant or with the name of the assignee appearing in the Assignment accompanying this Exercise Form.)

In the presence of:


----------------------------------------

         Capitalized terms contained in this Exercise Form shall have the same meanings as set forth in the Warrant.

* Insert here all or such portion of the number of shares called for on the face of the within Warrant with respect to which the holder desires to exercise the purchase right represented thereby, without adjustment for any other or additional stock, other securities, property or cash which may be deliverable on such exercise.


Dated: _______________________, 199__.


                             CASHLESS EXERCISE FORM

      (To Be Signed Only Upon Exercise Of Warrant Pursuant To Section 2(b))


TO MEDAMICUS, INC.:

         The undersigned Holder hereby irrevocably elects to exchange Warrants exercisable for *____________ shares ("Warrant Shares") of Common Stock purchasable upon the exercise of the accompanying Warrant No. ______ for *___________________ shares of the Common Stock pursuant to the Cashless Exercise provisions of the accompanying Warrant, as provided for in Section 2(b) of such Warrant, and for such purpose hereby sell, assign and transfer unto the Company the accompanying Warrant No. _____ with respect to *____________ Warrant Shares, together with all rights, title and interest therein, and does appoint ______________________ attorney to transfer and/or cancel said Warrant on the books of the Company, with full power of substitution in the premises.

         Please issue a certificate for such Common Stock in the name of:

         Name __________________________________________________________________

         Address _______________________________________________________________



         Social Security No. ___________________________________________________



         Signature _____________________________________________________________
                   (Signature must correspond in all respects with the name of the Holder appearing on the face of this Warrant or with the name of the assignee appearing in the Assignment accompanying this Exercise Form.)

In the presence of:


----------------------------------------

         Capitalized terms contained in this Cashless Exercise Form shall have the same meanings as set forth in the Warrant.

* Insert here all or such portion of the relevant number of Warrant Shares which are being delivered for cancellation (including both the Warrant Shares being cancelled in payment and the Warrant Shares being cancelled as the result of the issuance of the underlying shares), without adjustment for any other or additional stock, other securities, property or cash which may be deliverable on such exercise.


Dated: _______________________, 199__.



                                 ASSIGNMENT FORM

                (TO BE SIGNED ONLY UPON TRANSFER OF THE WARRANT)


         For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within warrant to purchase _______________ of the shares of common stock of MedAmicus, Inc. to which the within warrant relates, and appoints ______________________________ attorney to transfer said right on the books of MedAmicus, Inc. with full power of substitution in the premises.

Dated: _______________________     ______________________________
                                   (Signature must conform in all respects to the name of holder as specified on the face of the warrant)


                                   ______________________________
                                   (Address)



                                   ______________________________
                                   (City - State - Zip)


In the presence of:


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